Exhibit 99.12 GREEN BOND PROGRAMExhibit 99.12 GREEN BOND PROGRAM

2 ECONOMIC OUTLOOK • Québec has seen particularly dynamic economic activity in recent years. Despite a less favourable global context, the economy is expected to continue expanding in the coming years. - Real GDP growth is forecast at 2.4% in 2019 and 1.8% in 2020. - In 2019, a real GDP growth rate of over 2.0% is thus expected for the third year in a row. • Employment growth is expected to continue to grow due to Québec’s healthy economic situation. In 2019, 77,700 jobs were created, an increase of 1.8%. - In 2020, 38,800 jobs should be created, an increase of 0.9%. • In addition, the unemployment rate fell from 5.5% in 2018 to 5.1% in 2019, reaching a historic annual low for the fourth consecutive year. - Québec’s unemployment rate is lower than that of Canada (5.7%). - Québec’s unemployment rate is expected to fall to 4.9% in 2020.2 ECONOMIC OUTLOOK • Québec has seen particularly dynamic economic activity in recent years. Despite a less favourable global context, the economy is expected to continue expanding in the coming years. - Real GDP growth is forecast at 2.4% in 2019 and 1.8% in 2020. - In 2019, a real GDP growth rate of over 2.0% is thus expected for the third year in a row. • Employment growth is expected to continue to grow due to Québec’s healthy economic situation. In 2019, 77,700 jobs were created, an increase of 1.8%. - In 2020, 38,800 jobs should be created, an increase of 0.9%. • In addition, the unemployment rate fell from 5.5% in 2018 to 5.1% in 2019, reaching a historic annual low for the fourth consecutive year. - Québec’s unemployment rate is lower than that of Canada (5.7%). - Québec’s unemployment rate is expected to fall to 4.9% in 2020.

3 SOUND PUBLIC FINANCES AND DEBT REDUCTION • Québec has recorded four consecutive budgetary surpluses and is expected to end the 2019-2020 fiscal year with a surplus of CAN$1.7 billion. A balanced budget is forecast for subsequent years. • The gross debt burden on the economy has decreased for the fifth consecutive year. - As at March 31, 2020, the gross debt is expected to stand at CAN$201.3 billion. As a proportion of the economy, this would represent 44.6% of GDP. - The objective of reducing the gross debt to 45.0% of GDP should be achieved in the current fiscal year, that is, six years ahead of schedule.3 SOUND PUBLIC FINANCES AND DEBT REDUCTION • Québec has recorded four consecutive budgetary surpluses and is expected to end the 2019-2020 fiscal year with a surplus of CAN$1.7 billion. A balanced budget is forecast for subsequent years. • The gross debt burden on the economy has decreased for the fifth consecutive year. - As at March 31, 2020, the gross debt is expected to stand at CAN$201.3 billion. As a proportion of the economy, this would represent 44.6% of GDP. - The objective of reducing the gross debt to 45.0% of GDP should be achieved in the current fiscal year, that is, six years ahead of schedule.

4 FINANCING PROGRAM GOVERNMENT’S FINANCING PROGRAM (millions of Canadian dollars) • The government’s long-term financing 26,524 26,160 25,221 program amounts to 21,743 CAN$12,489 million in 2019-2020. 122.4% (1) completed 15,600 15,286 − To date, Québec has borrowed CAN$15,286 million. We could continue to borrow to take advantage of financing opportunities on the markets. 12,489 • In the next four years, the financing program is expected to average 2018-19 2019-20 2020-21 2021-22 2022-23 2023-24 CAN$24.9 billion per year. Note: The fiscal year begins on April 1. (1) As at February 3, 2020.4 FINANCING PROGRAM GOVERNMENT’S FINANCING PROGRAM (millions of Canadian dollars) • The government’s long-term financing 26,524 26,160 25,221 program amounts to 21,743 CAN$12,489 million in 2019-2020. 122.4% (1) completed 15,600 15,286 − To date, Québec has borrowed CAN$15,286 million. We could continue to borrow to take advantage of financing opportunities on the markets. 12,489 • In the next four years, the financing program is expected to average 2018-19 2019-20 2020-21 2021-22 2022-23 2023-24 CAN$24.9 billion per year. Note: The fiscal year begins on April 1. (1) As at February 3, 2020.

5 BASIS OF QUÉBEC GREEN BONDS • To demonstrate its commitment to protecting the environment as well as to developing the Green Bond market, Québec put in place a Green Bond program in February 2017. • Québec’s Green Bond Program draws on the Green Bond Principles (GBP), a set of guidelines created to increase the transparency of the issuance process, disclosure and reporting. - Québec has been a member of the GBP group since October 2018. • CICERO (Center for International Climate Research) issued an independent opinion on the framework and the selection process of Québec’s Green Bond Program. - Québec’s Green Bond framework was awarded the highest possible rating – dark green. The most recent version of CICERO’s Second Opinion is available on our website.5 BASIS OF QUÉBEC GREEN BONDS • To demonstrate its commitment to protecting the environment as well as to developing the Green Bond market, Québec put in place a Green Bond program in February 2017. • Québec’s Green Bond Program draws on the Green Bond Principles (GBP), a set of guidelines created to increase the transparency of the issuance process, disclosure and reporting. - Québec has been a member of the GBP group since October 2018. • CICERO (Center for International Climate Research) issued an independent opinion on the framework and the selection process of Québec’s Green Bond Program. - Québec’s Green Bond framework was awarded the highest possible rating – dark green. The most recent version of CICERO’s Second Opinion is available on our website.

6 CHARACTERISTICS OF QUÉBEC GREEN BONDS • Québec Green Bonds are used to raise capital for specific projects that generate tangible benefits in terms of environmental protection, reduction of greenhouse gas (GHG) emissions or adaptation to climate change in Québec. • Québec Green Bonds have the same characteristics as conventional bonds in terms of price, yield, maturity and credit ratings. • They are valid Québec bonds and rank pari passu with each other and with all other debt securities issued by Québec. • Holders of these bonds do not assume any project-related risks.6 CHARACTERISTICS OF QUÉBEC GREEN BONDS • Québec Green Bonds are used to raise capital for specific projects that generate tangible benefits in terms of environmental protection, reduction of greenhouse gas (GHG) emissions or adaptation to climate change in Québec. • Québec Green Bonds have the same characteristics as conventional bonds in terms of price, yield, maturity and credit ratings. • They are valid Québec bonds and rank pari passu with each other and with all other debt securities issued by Québec. • Holders of these bonds do not assume any project-related risks.

7 QUÉBEC GREEN BONDS • Since the implementation of its Green Bonds Program in 2017, the Québec government has launched four Green Bond issues, and is committed to being a regular issuer on the Green Bond market: - CAN$500 million with a 5-year maturity (March 3, 2022) - CAN$500 million with a 5-year maturity (March 1, 2023) - CAN$500 million with a 7-year maturity (July 6, 2025) - CAN$800 million with a 5-year maturity (February 22, 2024) Québec plans to launch a fifth Green Bond issue in the near future, subject to market conditions.7 QUÉBEC GREEN BONDS • Since the implementation of its Green Bonds Program in 2017, the Québec government has launched four Green Bond issues, and is committed to being a regular issuer on the Green Bond market: - CAN$500 million with a 5-year maturity (March 3, 2022) - CAN$500 million with a 5-year maturity (March 1, 2023) - CAN$500 million with a 7-year maturity (July 6, 2025) - CAN$800 million with a 5-year maturity (February 22, 2024) Québec plans to launch a fifth Green Bond issue in the near future, subject to market conditions.

8

QUÉBEC'S CREDIT RATINGS, INDEX INCLUSION & EXCHANGE LISTING

AGENCY	CREDIT RATING	OUTLOOK
Moody's	Aa2	Stable
Standard & Poor's (S&P)	AA–	Stable
Fitch	AA–	Stable
DBRS	AA (low)	Stable
Japan Credit Rating Agency (JCR)	AA+	Stable
China Chengxin International (CCXI)	AAA	Stable

EXCHANGE
Luxembourg Green Exchange (LGX) – Euro MTF Market

Note: All four previous Green Bond issues listed.

INCLUSION IN GREEN BOND INDICES
Bloomberg Barclays MSCI Green Bond Index
BofA Merrill Lynch Green Bond Index
Solactive Green Bond Index
S&P Green Bond Index

Note: All four previous Green Bond issues included.

Finances Québec

9 FRAMEWORK • Eligible green projects (excluding electricity generation projects requiring the use of fossil fuels and nuclear energy) correspond to one of the following categories: - Public Transit - Energy Efficiency - Renewable Energy - Sustainable Waste Management - Sustainable Land Development - Water Management or Water Treatment - Forest, Agricultural Land and Land Management - Climate Adaptation and Resilience The fifth Green Bond issue should fund public transit and energy efficiency projects.9 FRAMEWORK • Eligible green projects (excluding electricity generation projects requiring the use of fossil fuels and nuclear energy) correspond to one of the following categories: - Public Transit - Energy Efficiency - Renewable Energy - Sustainable Waste Management - Sustainable Land Development - Water Management or Water Treatment - Forest, Agricultural Land and Land Management - Climate Adaptation and Resilience The fifth Green Bond issue should fund public transit and energy efficiency projects.

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QUÉBEC INFRASTRUCTURE PLAN


Government Building and Social and Community Housing
4.4%
Road Network
21.3%
Education and Higher Education
17.6%
Health and Social Services
17.5%
Public Transit and Other Transport Methods
10.4%
Envelope for Future Projects
10.3%
Culture and Municipal, Sports, Community, Tourism and Recreational Infrastructure
9.5%
Information Resources and Other Sectors
9.0%
2019-2029 QIP:
CAN$115.4 B

- Eligible projects must be included in the Québec Infrastructure Plan (QIP).
- Exceptionally, projects not included in the QIP may be eligible if they are approved by the government and have already been taken into account in its financial framework.
- **Consequently, Green Bonds have no impact on debt reduction objectives.**

Finances Québec

11 ELIGIBLE PROJECT SELECTION PROCESS • The Green Bond Advisory Committee (GBAC) selects eligible projects complying with the standards and strict policies of the Québec government. • The GBAC is composed of representatives from various Québec government departments and agencies: - Ministère des Finances (MFQ) - Ministère de l’Environnement et de la Lutte contre les changements climatiques - Ministère des Transports - Secrétariat du Conseil du trésor - Société québécoise des infrastructures • The MFQ decides which projects selected by the GBAC will be retained for the purposes of a Green Bond issue. • Each project must be worth over CAN$25 million.11 ELIGIBLE PROJECT SELECTION PROCESS • The Green Bond Advisory Committee (GBAC) selects eligible projects complying with the standards and strict policies of the Québec government. • The GBAC is composed of representatives from various Québec government departments and agencies: - Ministère des Finances (MFQ) - Ministère de l’Environnement et de la Lutte contre les changements climatiques - Ministère des Transports - Secrétariat du Conseil du trésor - Société québécoise des infrastructures • The MFQ decides which projects selected by the GBAC will be retained for the purposes of a Green Bond issue. • Each project must be worth over CAN$25 million.

12 USE OF PROCEEDS, TRANSPARENCY AND REPORTING • An amount equal to the net proceeds from each Green Bond issue is credited to a designated account, in order to track the use and allocation of funds related to eligible projects. • The first disbursements required for the selected projects must be made within 12 months of the Green Bond issue or within 6 months prior to the issue. • Québec promotes its Green Bond Program in a dedicated section of the MFQ website. It also publishes an annual information bulletin for investors. The MFQ posted its latest information bulletin online in April 2019. • An overview of funds allocated is available in our latest bulletin.12 USE OF PROCEEDS, TRANSPARENCY AND REPORTING • An amount equal to the net proceeds from each Green Bond issue is credited to a designated account, in order to track the use and allocation of funds related to eligible projects. • The first disbursements required for the selected projects must be made within 12 months of the Green Bond issue or within 6 months prior to the issue. • Québec promotes its Green Bond Program in a dedicated section of the MFQ website. It also publishes an annual information bulletin for investors. The MFQ posted its latest information bulletin online in April 2019. • An overview of funds allocated is available in our latest bulletin.

13 MARKETING STRATEGY • The next Québec Green Bonds will be issued in Canadian dollars, as were the previous issues. • A global offering format will be used to facilitate the placement of the bonds to both Canadian and international investors. • To diversify its investor base, Québec will consider all investors, but preference may be given to investors with green or environmental, social and governance (ESG) portfolios. • The bond’s issue size and maturity will be determined based on demand and the availability of eligible projects. • Québec may consider reopening the issue in the future.13 MARKETING STRATEGY • The next Québec Green Bonds will be issued in Canadian dollars, as were the previous issues. • A global offering format will be used to facilitate the placement of the bonds to both Canadian and international investors. • To diversify its investor base, Québec will consider all investors, but preference may be given to investors with green or environmental, social and governance (ESG) portfolios. • The bond’s issue size and maturity will be determined based on demand and the availability of eligible projects. • Québec may consider reopening the issue in the future.

14 POTENTIAL ALLOCATION OF FUNDS • In addition to projects that have been funded through previously issued Québec Green Bonds, three new projects that met the selection criteria have been designated as eligible for funding as part of the next potential Green Bond issue: - Bellechasse bus garage (target: LEED Gold certification) - East end of Montréal bus garage (target: LEED Gold certification) - Montréal Métro’s Blue Line Extension (financing of preliminary works)14 POTENTIAL ALLOCATION OF FUNDS • In addition to projects that have been funded through previously issued Québec Green Bonds, three new projects that met the selection criteria have been designated as eligible for funding as part of the next potential Green Bond issue: - Bellechasse bus garage (target: LEED Gold certification) - East end of Montréal bus garage (target: LEED Gold certification) - Montréal Métro’s Blue Line Extension (financing of preliminary works)

POTENTIAL ALLOCATION OF FUNDS (cont.)

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PROJECT NAME	CATEGORY	POTENTIAL FUNDING ALLOCATION (%)
Hybrid or electric bus purchase	Public transit	[5-40]
New AZUR métro cars	Public transit	[0-30]
Réno-Systèmes and Réno-Infrastructures	Public transit	[10-30]
Bellechasse bus garage	Energy efficiency	[0-10]
East end of Montréal bus garage	Energy efficiency	[0-10]
Blue Line Extension	Public transit	[0-5]

Finances Québec

16 POTENTIAL ALLOCATION OF FUNDS (cont.) • As soon as the issue is closed, a minimum of $98.1 million will be allocated to the following three projects: - a minimum of $39.1 million will be allocated to the hybrid or electric bus purchase project - a minimum of $30.4 million will be allocated to the Réno-Infrastructures project - a minimum of $28.6 million will be allocated to the Réno-Systèmes project • Other eligible projects under the framework could also receive funding from this Green Bond issue.16 POTENTIAL ALLOCATION OF FUNDS (cont.) • As soon as the issue is closed, a minimum of $98.1 million will be allocated to the following three projects: - a minimum of $39.1 million will be allocated to the hybrid or electric bus purchase project - a minimum of $30.4 million will be allocated to the Réno-Infrastructures project - a minimum of $28.6 million will be allocated to the Réno-Systèmes project • Other eligible projects under the framework could also receive funding from this Green Bond issue.

17 ALIGNMENT WITH THE UNITED NATIONS SUSTAINABLE DEVELOPMENT GOALS • The public transit projects align Information on eligible with the following United Nations projects is available on the Sustainable Development Goals MFQ website. (SDG): • LEED projects related to public transit projects align with the following United Nations SDG:17 ALIGNMENT WITH THE UNITED NATIONS SUSTAINABLE DEVELOPMENT GOALS • The public transit projects align Information on eligible with the following United Nations projects is available on the Sustainable Development Goals MFQ website. (SDG): • LEED projects related to public transit projects align with the following United Nations SDG:

18 NEW BELLECHASSE BUS GARAGE (LEED)18 NEW BELLECHASSE BUS GARAGE (LEED)

19 LEED PROJECT – NEW BELLECHASSE BUS GARAGE DESCRIPTION • The Bellechasse bus garage will be the STM’s first garage designed to be able to accommodate electric buses as soon as it opens and, ultimately, a fleet of 100% electric buses. This new center will thus contribute to the Québec government's electrification plan. • This project, as part of the STM’s strategy to add 300 new air-conditioned hybrid buses to its fleet, announced in January 2018, will also allow an increase in the service offer. In addition, the STM aims to obtain LEED (Leadership in Energy and Environmental Design) v4 Gold level certification for this new building, one of the highest certification in the industry, in order to meet the objectives of sustainable development.19 LEED PROJECT – NEW BELLECHASSE BUS GARAGE DESCRIPTION • The Bellechasse bus garage will be the STM’s first garage designed to be able to accommodate electric buses as soon as it opens and, ultimately, a fleet of 100% electric buses. This new center will thus contribute to the Québec government's electrification plan. • This project, as part of the STM’s strategy to add 300 new air-conditioned hybrid buses to its fleet, announced in January 2018, will also allow an increase in the service offer. In addition, the STM aims to obtain LEED (Leadership in Energy and Environmental Design) v4 Gold level certification for this new building, one of the highest certification in the industry, in order to meet the objectives of sustainable development.

20 LEED PROJECT – NEW BELLECHASSE BUS GARAGE DESCRIPTION (cont.) • This bus garage will accommodate up to 250 buses. The layout of the building will be planned to accommodate new technologies and therefore, allow the maintenance of all types of vehicles (standard, hybrid and electric). This concept of multistage underground building with indoor circulation will also reduce noise in the neighborhood and will include an annex for the “client revenues” service. • The innovative concept of the bus garage will improve working conditions and help improve the quality of life in the area. The administrative sections and certain zones dedicated to employees will be universally accessible. • The garage is scheduled to open in 2022.20 LEED PROJECT – NEW BELLECHASSE BUS GARAGE DESCRIPTION (cont.) • This bus garage will accommodate up to 250 buses. The layout of the building will be planned to accommodate new technologies and therefore, allow the maintenance of all types of vehicles (standard, hybrid and electric). This concept of multistage underground building with indoor circulation will also reduce noise in the neighborhood and will include an annex for the “client revenues” service. • The innovative concept of the bus garage will improve working conditions and help improve the quality of life in the area. The administrative sections and certain zones dedicated to employees will be universally accessible. • The garage is scheduled to open in 2022.

21 LEED PROJECT – NEW BELLECHASSE BUS GARAGE MAIN SUSTAINABILITY-RELATED ADVANTAGES • Energy savings of almost 60% and a 60% reduction in GHG emissions thanks to a high energy efficiency system • Reduction of heat islands thanks to significant greening, part of which will be accessible to the public • Reduction in drinking water consumption thanks to efficient equipment and the recycling of water from the bus wash • Maximized diversion rate from the landfilling of construction, renovation and demolition residues/waste21 LEED PROJECT – NEW BELLECHASSE BUS GARAGE MAIN SUSTAINABILITY-RELATED ADVANTAGES • Energy savings of almost 60% and a 60% reduction in GHG emissions thanks to a high energy efficiency system • Reduction of heat islands thanks to significant greening, part of which will be accessible to the public • Reduction in drinking water consumption thanks to efficient equipment and the recycling of water from the bus wash • Maximized diversion rate from the landfilling of construction, renovation and demolition residues/waste

22 EAST END OF MONTRÉAL BUS GARAGE (LEED)22 EAST END OF MONTRÉAL BUS GARAGE (LEED)

23 LEED PROJECT – EAST END OF MONTRÉAL BUS GARAGE DESCRIPTION • As part of its strategy to add 300 new air-conditioned hybrid buses, announced in January 2018, the STM is advancing the construction of a bus garage, the East End of Montréal Island bus garage, which is scheduled to be in service in 2023-2024. • It will allow the STM to continue the electrification of its fleet thanks to the construction of a second bus garage that will eventually be able to accommodate a fully electric bus fleet. • This new bus garage will allow an increase in the service offer, which will contribute to the modal shift from car to public transport. In addition, the STM aims to obtain LEED v4 Gold level certification for this new building, one of the highest certification in the industry, in order to meet the objectives of sustainable development.23 LEED PROJECT – EAST END OF MONTRÉAL BUS GARAGE DESCRIPTION • As part of its strategy to add 300 new air-conditioned hybrid buses, announced in January 2018, the STM is advancing the construction of a bus garage, the East End of Montréal Island bus garage, which is scheduled to be in service in 2023-2024. • It will allow the STM to continue the electrification of its fleet thanks to the construction of a second bus garage that will eventually be able to accommodate a fully electric bus fleet. • This new bus garage will allow an increase in the service offer, which will contribute to the modal shift from car to public transport. In addition, the STM aims to obtain LEED v4 Gold level certification for this new building, one of the highest certification in the industry, in order to meet the objectives of sustainable development.

24 LEED PROJECT – EAST END OF MONTRÉAL BUS GARAGE DESCRIPTION (cont.) • The project consists of the construction of a bus garage that can accommodate 250 hybrid-powered buses and, ultimately, electric buses, integrating all the functionalities required to operate a public transit network and the maintenance of buses, namely: storage, parking and traffic areas; access to the site; the multipurpose bays required for the maintenance of buses; warehouses, mechanical and electrical rooms as well as the required administrative spaces. • The administrative sections and certain zones dedicated to employees will be universally accessible. BENEFITS • Site revitalization and beautification of the adjacent residential area • Contribution to the economic and urban development vision of the Assomption Sud–Longue-Pointe sector24 LEED PROJECT – EAST END OF MONTRÉAL BUS GARAGE DESCRIPTION (cont.) • The project consists of the construction of a bus garage that can accommodate 250 hybrid-powered buses and, ultimately, electric buses, integrating all the functionalities required to operate a public transit network and the maintenance of buses, namely: storage, parking and traffic areas; access to the site; the multipurpose bays required for the maintenance of buses; warehouses, mechanical and electrical rooms as well as the required administrative spaces. • The administrative sections and certain zones dedicated to employees will be universally accessible. BENEFITS • Site revitalization and beautification of the adjacent residential area • Contribution to the economic and urban development vision of the Assomption Sud–Longue-Pointe sector

25 LEED PROJECT – EAST END OF MONTRÉAL BUS GARAGE MAIN SUSTAINABILITY-RELATED ADVANTAGES • Energy saving and reduced GHG emissions, thanks to a high energy efficiency system • Reduction in drinking water consumption, thanks to efficient equipment and the recycling of water from the bus wash • Maximized diversion rate from the landfilling of construction, renovation and demolition residues/waste • Site development integrating green spaces and reducing heat islands25 LEED PROJECT – EAST END OF MONTRÉAL BUS GARAGE MAIN SUSTAINABILITY-RELATED ADVANTAGES • Energy saving and reduced GHG emissions, thanks to a high energy efficiency system • Reduction in drinking water consumption, thanks to efficient equipment and the recycling of water from the bus wash • Maximized diversion rate from the landfilling of construction, renovation and demolition residues/waste • Site development integrating green spaces and reducing heat islands

2626

27 PROJECT – THE EXTENSION OF THE MONTRÉAL MÉTRO’S BLUE LINE DESCRIPTION • The Blue Line extension project includes: - 5 new universally accessible métro stations, and a tunnel length of 5.8 kilometers - 2 bus terminals and 1 park-and-ride lot with 1 200 spaces - 1 rolling stock garage (10 trains) and a maintenance pit - 1 underground pedestrian tunnel providing a link to the future Pie-IX bus rapid transit (BRT) - 6 auxiliary structures located between the stations and in the rear station • Preparatory work on certain sites is scheduled to start in the spring of 2020, the launch of the construction of new infrastructures should start in 2021, and the inauguration of the new section is scheduled for 2026.27 PROJECT – THE EXTENSION OF THE MONTRÉAL MÉTRO’S BLUE LINE DESCRIPTION • The Blue Line extension project includes: - 5 new universally accessible métro stations, and a tunnel length of 5.8 kilometers - 2 bus terminals and 1 park-and-ride lot with 1 200 spaces - 1 rolling stock garage (10 trains) and a maintenance pit - 1 underground pedestrian tunnel providing a link to the future Pie-IX bus rapid transit (BRT) - 6 auxiliary structures located between the stations and in the rear station • Preparatory work on certain sites is scheduled to start in the spring of 2020, the launch of the construction of new infrastructures should start in 2021, and the inauguration of the new section is scheduled for 2026.

28 PROJECT – THE EXTENSION OF THE MONTRÉAL MÉTRO’S BLUE LINE BENEFITS • Improve mobility in the metropolitan region of Montréal • Promote sustainable mobility • Support urban and economic development • Consolidate the public transportation network MAIN SUSTAINABILITY-RELATED ADVANTAGES • Increase the modal share by increasing its service offer and increasing ridership • Reduce GHGs per passenger-kilometer28 PROJECT – THE EXTENSION OF THE MONTRÉAL MÉTRO’S BLUE LINE BENEFITS • Improve mobility in the metropolitan region of Montréal • Promote sustainable mobility • Support urban and economic development • Consolidate the public transportation network MAIN SUSTAINABILITY-RELATED ADVANTAGES • Increase the modal share by increasing its service offer and increasing ridership • Reduce GHGs per passenger-kilometer

29 LEGAL NOTICE This presentation was prepared by the Ministère des Finances du Québec. The information herein is intended for general information purposes only and does not constitute an offer to sell or a solicitation of offers to purchase securities. It has not been approved by any securities regulatory authority and it is not sufficient for the purpose of deciding to purchase securities. It may have errors or omissions resulting from electronic conversion, downloading or unauthorized modifications. Certain statements in this presentation may be forward-looking statements within the meaning of the U.S. statute Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve uncertainties, risks and other factors which could cause the performance of Québec’s economy to differ materially from the forecasts and economic outlook contained expressly or implicitly in such statements. Québec undertakes no obligation to update forward-looking statements to reflect new information, future events or otherwise, except as may be required under applicable laws and regulations. While the information in this presentation was believed to be reliable on its release, NO WARRANTY IS MADE AS TO THE ACCURACY OR COMPLETENESS OF THIS DOCUMENT OR THE INFORMATION IT CONTAINS.29 LEGAL NOTICE This presentation was prepared by the Ministère des Finances du Québec. The information herein is intended for general information purposes only and does not constitute an offer to sell or a solicitation of offers to purchase securities. It has not been approved by any securities regulatory authority and it is not sufficient for the purpose of deciding to purchase securities. It may have errors or omissions resulting from electronic conversion, downloading or unauthorized modifications. Certain statements in this presentation may be forward-looking statements within the meaning of the U.S. statute Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve uncertainties, risks and other factors which could cause the performance of Québec’s economy to differ materially from the forecasts and economic outlook contained expressly or implicitly in such statements. Québec undertakes no obligation to update forward-looking statements to reflect new information, future events or otherwise, except as may be required under applicable laws and regulations. While the information in this presentation was believed to be reliable on its release, NO WARRANTY IS MADE AS TO THE ACCURACY OR COMPLETENESS OF THIS DOCUMENT OR THE INFORMATION IT CONTAINS.